DAVIDSON  &  COMPANY
--------------------




              CONSENT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS


The undersigned independent chartered accounting firm hereby consents to the inclusion of its report on the financial statements of EPL Ventures Corp. (a Development Stage Company) as of March 31, 1999 and October
31, 1998, the year ended October 31, 1998 and for the period from incorporation on August 7, 1986 to March 31, 1999 and to the reference to it as experts in accounting and auditing relating to said financial statements and under the heading Part II, Item 3. Changes in and Disagreements with Accountants in the Registration Statement Amendment No. 2, Form 10-SB for Industrial Rubber Innovations Inc. dated July 18, 2000.




                                                      /s/  Davidson  &  Company
                                                      Chartered  Accountants


Vancouver,  Canada
July  19,  2000